Exhibit 10.30

INTELLIA THERAPEUTICS, INC.

AMENDED AND RESTATED RETIREMENT POLICY FOR EQUITY AWARDS

1.
Introduction

The Intellia Therapeutics, Inc. (“Intellia” or the “Company”) Amended and Restated Retirement Policy for Equity Awards (the “Policy”) is intended to retain employees to achieve corporate objectives which align with the interests of stockholders and to also encourage employees to provide adequate notice of transition prior to retirement from the Company.

2.
Applicability

This Policy applies to all equity awards, including, without limitation, Options and RSUs (each defined below) granted to employees after the initial effective date of this Policy (“Eligible Equity Awards”).

3.
Definitions

“Award Agreement” means a written agreement entered into between the Company and an employee or other documentation issued by the Company to such employee, in either case setting forth the terms of an equity award.

“Committee” means the Compensation and Talent Development Committee of the Board of Directors of the Company.

“Final Exercise Date” means the final date on which a Retiree may exercise any stock options.

“Notice Date” means the date on which a Notice-Eligible Employee provides written notice of the employee’s intent to retire to the Company’s Chief Human Resources Officer (or subsequent executive leading the human resources function) and the executive officer of the Company responsible for Notice-Eligible Employee’s department as of the Notice Date. The Notice Date is the first day of the Notice Period.

“Notice-Eligible Employee” means an employee that has reached the age of 60 (sixty) and has worked as a regular full-time employee continuously at the Company for at least 5 (five) years.

“Notice Period” means the one (1) year following the Notice Date. During the Notice Period, the employee shall not be eligible to receive any additional equity awards from the Company.

“Options” means options to purchase Shares granted by the Company.

“Performance-Based Awards” means any Eligible Equity Award that is subject to performance-based vesting (whether or not also subject to vesting based on continued service) and for which achievement of the performance metrics has not been determined as of the Retirement Date.

“Plan” means the Company’s 2015 Amended and Restated Stock Option and Incentive Plan and any other successor equity plan of the Company.

“Retiree” means any employee that has reached such employee’s Retirement Date and has retired from the Company.

“Retirement Agreement” means the agreement in a form acceptable to the Company that an employee must sign for the benefit of the Company in order to receive any benefits outlined in Paragraph 4 contained herein. The Retirement Agreement shall include, without limitation, a general release of claims in favor of the Company and related persons and entities, confidentiality, return of property, and, if requested by the Company, non-competition and non-solicitation restrictions that apply for up to 2 (two) years following the Retirement Date.

“Retirement Date” means the one-year anniversary of the employee’s Notice Date. An employee must remain employed in good standing with the Company through the Retirement Date in order to receive any benefits outlined in Paragraph 4 contained herein.

“RSUs” means restricted stock units granted by the Company.

“Share” means a share of common stock of the Company.

“Time-Based Award(s)” means any Eligible Equity Award that is subject to vesting solely based on continued service through a certain date. For avoidance of doubt, an Eligible Equity Award that is subject to vesting based on the achievement of one or more performance metrics as well as continued service will not constitute a “Time-Based Award” unless achievement of the performance metrics applicable to such Eligible Equity Award has been determined as of the Retirement Date.

4.
Equity Treatment Upon Retirement Date

Unvested Stock Options. Following the Retirement Date, all unvested Time-Based Awards in the form of Options shall continue to vest according to the vesting schedule contained in the applicable Award Agreement(s) until fully vested. Such awards have a Final Exercise Date of the earlier of the 5 (five) year anniversary of the Retirement Date or the original expiration date of the Option, as described in the applicable Award Agreement.

Vested Stock Options. A Retiree’s Final Exercise Date for all Options which have vested on or before the Retirement Date shall be the earlier of the 5 (five) year anniversary of the Retirement Date or the original expiration date of the Option, as described in the applicable Award Agreement.

Restricted Stock Unit Awards. On the Retirement Date, 100% of all unvested Time-Based Awards in the form of RSUs shall vest immediately.

Performance-Based Equity. All unvested Performance-Based Awards held by a Retiree shall remain outstanding following the Retirement Date and the Retiree shall remain eligible to earn a pro-rated portion of such Performance-Based Awards at the end of the performance period applicable to the Performance-Based Award based upon achievement of the applicable performance metrics in accordance with the terms of the applicable Award Agreement and Plan (notwithstanding that the Retiree is no longer employed by, or providing services to, the Company). Pro-ration shall be determined by dividing the number of days that the Retiree was employed by the Company during the performance period applicable to the Performance-Based Award by the total number of days in such performance period.

5.
Clawback Provisions

In the event that the Retiree breaches the terms of the Retirement Agreement, on the date of such breach, (i) vesting of all unvested Time-Based Awards held by the Retiree that remain outstanding shall immediately cease, (ii) the Retiree shall forfeit the unvested portion of all Performance-Based Awards held by the Retiree that remain outstanding, (iii) the Retiree shall be required to return the Shares underlying Eligible Equity Awards held by the Retiree for which vesting was accelerated or permitted to continue in accordance with this Policy or, if the Retiree no longer holds such Shares, repay the Company the value of such shares (the “Repayment”) and (iv) all Options held by the Retiree shall immediately terminate and the Retiree shall have no further ability to exercise any such Options. For purposes of the foregoing, the Repayment shall be determined by multiplying the Fair Market Value (as defined in the applicable Plan) of a Share on the date of vesting by the number of Shares that vested on such date.

6.
Death of Retiree

In the event a Retiree dies while receiving benefits according to this Policy, any treatment of equity shall be governed by the applicable Plan and the applicable Award Agreement.

7.
Sale Event Post-Retirement

If there is a Sale Event (as defined in the applicable Plan) following an employee’s Retirement Date, any equity treatment will be governed by the terms of such Sale Event.

8.
Conflict with Award Agreement or Plan

In the event of a conflict between the terms and conditions of this Policy and the terms and conditions of any Award Agreement or the applicable Plan, the terms and conditions of this Policy shall control (and the conflicting terms and conditions of the Award Agreement and the applicable Plan shall be disregarded).

9.
Section 409A

All equity awards governed by this Policy are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the greatest extent possible and to otherwise comply with Section 409A of the Code. This Policy shall be interpreted in accordance with such intent. The Company makes no representation or warranty and shall have no liability to any Notice Eligible Employee, Retiree or any other person with respect to any penalties or taxes under Section 409A of the Code that are, or may be, imposed with respect to any equity award.

10.
Administration

The Committee has delegated administration of this Policy to the Chief Executive Officer for all employees under the level of Senior Vice President, and retains administration of this Policy as it relates to employees at the level of Senior Vice President and above.

The Committee has the sole discretion to amend or terminate this Policy at any time.

Adopted by the Board of Directors and made effective as of July 1, 2022.

Amended and Restated by the Board of Directors and made effective as of December 6, 2022.